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                                                                       EXHIBIT 5

                                  June 5, 2000

Redback Networks, Inc.
1195 Borregas Avenue
Sunnyvale, CA  94089

        Re: Redback Networks Inc. ("Company") Registration Statement for Offering of Shares of Common Stock

Ladies and Gentlemen:

        We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 306,670 shares of Common Stock under the 1999 Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the plan, and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                 Very truly yours,




                 /S/ GUNDERSON DETTMER STOUGH VILENEUVE FRANKLIN & HACHIGAN, LLP
                 ---------------------------------------------------------------
                 Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP